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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.




                             FORM 8-K

                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported)
                        December 19, 1997



                         EEX CORPORATION
               (Formerly ENSERCH EXPLORATION, INC.)
      (Exact name of Registrant as specified in its charter)



     Texas               1-12905                   75-2421863
(State or other        (Commission             (I.R.S. Employer
jurisdiction of        File Number)           Identification No.)
 incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas     77046
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including Area Code: (713)243-3100

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Item 5.  Other Events

A. A special meeting of Shareholders was held on December 19, 1997, at which the Shareholders approved changing the name of the Company to "EEX Corporation". Listed below is the result of the vote.


       Shares           Shares Voted           Shares
     Voted "For"         "Against"           "Abstaining"
     -----------        -----------          ------------
     110,208,997         2,778,998           357,744

B.   Shareholder Proposal

     In order to be considered for inclusion in the Company's proxy statement relating to the 1998 Annual Meeting of shareholders, a shareholder proposal must be received by the Company no later than January 12, 1998. The date of the 1998 Annual Meeting of
Shareholders will be May 12, 1998.

     The Company's Bylaws provide that in addition to any other applicable requirements, in order for a shareholder to properly bring business before the annual meeting or nominate a person for election to the Board, the shareholder must give timely written notice to the Corporate Secretary and provide certain specified information. Details regarding the procedural requirements for presenting a matter before a shareholders meeting are available upon written request to the Corporate Secretary.


Item 7.   Financial Statements and Exhibits

Exhibits:

3.1 Articles of Amendment to the Articles of Incorporation as filed December 19, 1997, with the Texas Secretary of State.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   EEX Corporation



Date: December 22, 1997                 By   /s/ R. E. Schmitz
                                        -------------------------
                                        R. E. Schmitz
                                        Vice President and
                                        Controller
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